FIRST AMENDMENT TO LOAN AGREEMENT


                  THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") dated as of August 13, 1997, by and between TANGER PROPERTIES LIMITED PARTNERSHIP, a North Carolina limited partnership (which, together with its Subsidiaries from time to time, is referred to as the "Debtor"), FIRST NATIONAL BANK OF COMMERCE (sometimes herein referred to as "First NBC"), a national banking association (the "Agent"), as Agent for Banks, and FIRST NATIONAL BANK OF COMMERCE, a national banking association and the other lenders listed on Exhibit "A" attached hereto, as amended from time to time (each a "Bank" and collectively the "Banks").


                              W I T N E S S E T H:

                  WHEREAS, Debtor applied for the issuance of a commitment for a line of credit, and Banks have agreed to provide such credit facility to Debtor subject to the terms and conditions of that certain Loan Agreement dated as of October 14, 1996 (the "Agreement"); and

                  WHEREAS, Debtor has applied for an increase in the Commitment Amount, as defined in the Agreement, and Agent and the Banks have agreed thereto, subject to the terms and conditions hereof.

                  NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree effective on and after the date hereof as follows:

                                       I.

                  Debtor, Agent, and the Banks hereby delete the definition of "Total Committed Unsecured Debt" in the Agreement.

                                       II.

                  Debtor, Agent, and the Banks hereby insert a new definition into the Agreement, "Total Outstanding Unsecured Debt," reading as follows:

                  "Total Outstanding Unsecured Debt" shall mean, at any time, all of Debtor's unsecured Debt that is outstanding.

                                      III.

                  Debtor, Agent, and the Banks hereby amend Section 5.9(d) to read as follows:

                  (d) Debtor shall maintain Adjusted Unencumbered Assets equal to its

                   Total Outstanding Unsecured Debt.

                                       IV.

                  Debtor, Agent, and the Banks hereby amend Exhibit "A" to the Agreement by substituting therefor Exhibit "A" attached to this Amendment.

                                       V.

                  Debtor, Agent, and the Banks hereby amend Exhibit "C" to the Agreement by substituting therefor Exhibit "C" attached to this Amendment.

                                       VI.

                  Debtor, Agent, and the Banks hereby amend Exhibit "D" to the Agreement by substituting therefor Exhibit "D" attached to this Amendment. In order to evidence the existing loans under the Agreement, as increased pursuant to this Amendment, Debtor has executed and delivered a new Note, substantially in the form of Exhibit "D" attached hereto.

                                      VII.

                  Debtor, Agent and the Banks hereby amend Exhibit "E" to the Agreement by substituting therefor Exhibit "E" attached to this Amendment.

                                      VIII.

                  In order to evidence its guaranty of the loans as increased pursuant to this Amendment and the Note executed by Debtor dated even date herewith, Centers has executed and delivered a new Guaranty.

                                       IX.

                  Any reference in the Agreement, the Note, or the Guaranty to the "Agreement" or the "Loan Agreement" shall mean the Agreement, as amended hereby; any reference in the Agreement or the Note to the "Guaranty" shall mean the Guaranty executed by Centers dated even date herewith; and any reference in the Agreement or the Guaranty to the "Note" or "Notes" shall mean the Note executed by the Debtor dated even date herewith.

                                       X.

                  Except as amended hereby, the Agreement shall remain in full force and effect as executed and it is hereby expressly adopted and ratified.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   DEBTOR:

                                   TANGER PROPERTIES LIMITED
                                   PARTNERSHIP

                                   BY: TANGER FACTORY OUTLET
                                   CENTERS, INC.
                                   General Partner



                       By: _______________________________
                                Stanley K. Tanger
                                   Title:    Chairman of the Board
                                             Chief Executive Officer


                                   AGENT:

                        FIRST NATIONAL AGENT OF COMMERCE



                      By: ________________________________
                                Stephen M. Valdes
                                   Title:    Vice President
                                             Real Estate Division


                                   BANKS:

                         FIRST NATIONAL BANK OF COMMERCE



                     By: ___________________________________
                                Stephen M. Valdes
                                   Title:    Vice President
                                             Real Estate Division

                                    EXHIBIT A

Banks                     Commitment    Applicable Percentage     Address for Notes
First National Bank of
Commerce                $20,000,000.00          100%

                                                                  201 St. Charles
                                                                  Avenue
                                                                  28th Floor
                                                                  New Orleans, LA
                                                                  70170
                                                                  Attn: Stephen M.
                                                                  Valdes
                                                                  Real Estate Division

                                    EXHIBIT C
                                Commitment Amount
                                   $20,000,000

                                    EXHIBIT D

                                 PROMISSORY NOTE



PRINCIPAL AMOUNT: [AMOUNT OF BANK'S COMMITMENT]        DATE OF NOTE:

PROMISE TO PAY. TANGER PROPERTIES LIMITED PARTNERSHIP, a North Carolina Limited Partnership ("Debtor") promises to pay to the order of [name of Bank]("Bank"), in lawful money of the United States of America the sum of [amount of Bank's Commitment] AND NO/100 DOLLARS ($[amount in numerals]) or such other or lesser amounts as may be reflected from time to time on the books and records of Bank as evidencing the aggregate unpaid principal balance of loan advances made to Debtor on a multiple advance basis as provided below, together with simple interest assessed at the Prime Rate or LIBOR Adjusted Rate as selected by Debtor pursuant to Section 2.7 of the Loan Agreement (defined below), commencing on the date hereof and continuing until this Note is paid in full, or until default under this Note with interest thereafter being subject to the default interest rate provisions set forth herein. This Note is one of the Notes issued pursuant to, and entitled to the benefits of, that certain Loan Agreement dated as of October 14, 1996 between Debtor, First National Bank of Commerce, as agent (the "Agent"), and the banks party thereto from time to time, as the same may be amended, modified, or restated from time to time, as amended by First Amendment to Loan Agreement dated August 13, 1997, as the same may be amended, modified or restated from time to time (as so amended, modified, or restated, the "Loan Agreement"). Bank shall act exclusively through Agent with respect to all rights and terms of this Note. This Note is further entitled to the benefits of the Guaranty, as defined in the Loan Agreement.

MULTIPLE ADVANCE LOAN. This Note contemplates multiple loan advances. Debtor is entitled to borrow, repay, and borrow again, provided, that the aggregate of all loan advances outstanding at any time shall not exceed the principal amount listed above, and provided further that the provisions of the Loan Agreement shall govern the conditions and provisions of borrowings and repayments hereunder. Debtor agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Debtor's deposit accounts with Bank in accordance with the instructions of an authorized person. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Bank's internal records, including daily computer print-outs.

PAYMENT. Debtor will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on the Termination Date as defined in the Loan Agreement. In addition, Debtor will pay monthly payments of accrued unpaid interest beginning [first monthly date after date of Note] and all subsequent interest payments are due on the same day of each month after that until this
Note is paid in full. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Debtor will pay First National Bank of Commerce, as Agent under the Loan Agreement, and its successors as Agent, at the address shown in the Loan Agreement, or at such other place as Agent may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

PREPAYMENT. Debtor may prepay this Note in whole or in part at any time subject to the terms and provisions of the Loan Agreement. If Debtor prepays this Note in full, or if Bank accelerates payment, Debtor understands that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Bank at the time this Note is signed.

LATE CHARGE. If Debtor fails to pay any payment under this Note in full within 10 days of when due, Debtor agrees to pay Agent a late payment fee in an amount equal to 3.000% of the unpaid amount of the payment, or U.S. $25.00, whichever is greater, with a maximum of $200.00. Late charges will not be assessed following declaration of default and acceleration of maturity of this Note.

DEFAULT. The following actions and/or inactions shall constitute Events of Default under this Note: The occurrence of an Event of Default under the Loan Agreement

BANK'S RIGHTS UPON DEFAULT. Should any one or more Events of Default occur or exist under this Note as provided above, Bank shall have the right, at its sole option, to declare formally this Note to be in default and to accelerate the maturity and insist upon immediate payment in full of the unpaid principal balance then outstanding under this Note, plus accrued interest, together with reasonable attorneys' fees, costs, expenses and other fees and charges as provided in the Loan Agreement.

INTEREST AFTER DEFAULT. If Bank declares this Note to be in default, based upon an Event of Default, Bank has the right prospectively to adjust and fix the simple interest rate under this Note until this Note is paid in full, to eighteen (18%) percent per annum (the "Post-Default Rate")

ATTORNEYS' FEES. If Bank refers this Note to an attorney for collection, or files suit against Debtor to collect this Note, or if Debtor files for bankruptcy or other relief from creditors, Debtor agrees to pay Bank's reasonable attorneys' fees in an amount not exceeding 25.000% of the unpaid debt then owing under this Note.

NSF CHECK CHARGES. In the event that Debtor makes any payment under this Note by check and Debtor's check is returned to Bank unpaid due to nonsufficient funds in my deposit account, Debtor agrees to pay Bank an additional NSF check charge equal to $15.00.

FINANCIAL STATEMENTS. Debtor agrees to provide Bank with such financial statements and other related information at such frequencies and in such detail as Bank may reasonably request as set forth in the Loan Agreement.

GOVERNING LAW. Debtor agrees that this Note and the loan evidenced hereby shall be governed under the laws of the State of Louisiana. Specifically, this business or commercial Note is subject to La. R.S. 9:3509 et seq.

WAIVERS. To the extent permitted by applicable law, Debtor and each guarantor of this Note hereby waive presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion, and severally agree that their obligations and liabilities to Bank hereunder shall be on a "solidary" or "joint and several" basis. Debtor and each guarantor further severally agree that discharge or release of any party who is or may be liable to Bank for the indebtedness represented hereby shall not have the effect of releasing any other party or parties, who shall remain liable to Bank Debtor and each guarantor additionally agree that Bank's acceptance of payment other than in accordance with the terms of this Note, or Bank's subsequent agreement to extend or modify such repayment terms, or Bank's failure or delay in exercising any rights or remedies granted to Bank shall likewise not have the effect of releasing Debtor or any other party or parties from their respective obligations to Bank, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Bank to exercise any of the rights and remedies granted to Bank shall not have the effect of waiving any of Bank's rights and remedies. Any partial exercise of any rights and/or remedies granted to Bank shall furthermore not be construed as a waiver of any other rights and remedies; it being Debtor's intent and agreement that Bank's rights and remedies shall be cumulative in nature. Debtor and each guarantor further agree that, should any Event of Default occur or exist under this Note, any waiver or forbearance on the part of Bank to pursue the rights and remedies available to Bank, shall be binding upon Bank only to the extent that Bank specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Bank as to one default event shall not be construed as a waiver or forbearance as to any other default. Debtor and each guarantor of this Note further agree that any late charges provided for under this Note will not be charges for deferral of time for payment and will not and are not intended to compensate Bank for a grace or cure period, and no such deferral, grace or cure period has or will be granted to Debtor in return for the imposition of any late charge. Debtor recognizes that Debtor's failure to make timely payment of amounts due under this Note will result in damages to Bank, including but not limited to Bank's loss of the use of amounts due, and Debtor agrees that any late charges imposed by Bank hereunder will represent reasonable compensation to Bank for such damages.

SUCCESSORS AND ASSIGNS LIABLE. Debtor's and each guarantor's obligations and agreements under this Note shall be binding upon Debtor's and each guarantor's respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Bank under this Note shall inure to the benefit of Bank's successors and assigns, as well as to any subsequent holder or holders of this Note.

CAPTION HEADINGS. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER HEREBY WAIVES THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY BANK, AGENT OR BORROWER AGAINST THE OTHER TO THE EXTENT PERMITTED BY APPLICABLE LAW.

BORROWER:

TANGER PROPERTIES LIMITED PARTNERSHIP



BY: TANGER FACTORY OUTLET CENTERS, INC.

         BY: ___________________________________
                  Stanley K. Tanger
                  Chairman of Board
                  Chief Executive Officer

                                    EXHIBIT E
                                Termination Date
                                  June 30, 1999

                                 PROMISSORY NOTE



PRINCIPAL AMOUNT: $20,000,000

DATE OF NOTE: AUGUST 13, 1997

PROMISE TO PAY. TANGER PROPERTIES LIMITED PARTNERSHIP, a North Carolina Limited Partnership ("Debtor") promises to pay to the order of First National Bank of Commerce ("Bank"), in lawful money of the United States of America the sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) or such other or lesser amounts as may be reflected from time to time on the books and records of Bank as evidencing the aggregate unpaid principal balance of loan advances made to Debtor on a multiple advance basis as provided below, together with simple interest assessed at the Prime Rate or LIBOR Adjusted Rate as selected by Debtor pursuant to Section 2.7 of the Loan Agreement (defined below), commencing on the date hereof and continuing until this Note is paid in full, or until default under this Note with interest thereafter being subject to the default interest rate provisions set forth herein. This Note is one of the Notes issued pursuant to, and entitled to the benefits of, that certain Loan Agreement dated as of October 14, 1996 between Debtor, First National Bank of Commerce, as agent (the "Agent"), and the banks party thereto from time to time, as amended by First Amendment to Loan Agreement dated as of August 13, 1997, as the same may be amended, modified, or restated from time to time (as so amended, modified, or restated, the "Loan Agreement"), and represents an extension and renewal of, and increase in principal amount of, that Note executed in the principal amount of $15,000,000.00 dated October 14, 1996. Bank shall act exclusively through Agent with respect to all rights and terms of this Note. This Note is further entitled to the benefits of the Guaranty, as defined in the Loan Agreement.

MULTIPLE ADVANCE LOAN. This Note contemplates multiple loan advances. Debtor is entitled to borrow, repay, and borrow again, provided, that the aggregate of all loan advances outstanding at any time shall not exceed the principal amount listed above, and provided further that the provisions of the Loan Agreement shall govern the conditions and provisions of borrowings and repayments hereunder. Debtor agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Debtor's deposit accounts with Bank in accordance with the instructions of an authorized person. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Bank's internal records, including daily computer print-outs.

PAYMENT. Debtor will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on the Termination Date as defined in the Loan Agreement. In addition, Debtor will pay monthly payments of accrued unpaid interest beginning August 15, 1997 and all subsequent interest payments are due on the same day of each month after that until this Note is paid in full. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Debtor will pay First National Bank of Commerce, as Agent under the Loan Agreement, and its successors as Agent, at the address shown in the Loan Agreement, or at such other place as Agent may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

PREPAYMENT. Debtor may prepay this Note in whole or in part at any time subject to the terms and provisions of the Loan Agreement. If Debtor prepays this Note in full, or if Bank accelerates payment, Debtor understands that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Bank at the time this Note is signed.

LATE CHARGE. If Debtor fails to pay any payment under this Note in full within 10 days of when due, Debtor agrees to pay Agent a late payment fee in an amount equal to 3.000% of the unpaid amount of the payment, or U.S. $25.00, whichever is greater, with a maximum of $200.00. Late charges will not be assessed following declaration of default and acceleration of maturity of this Note.

DEFAULT. The following actions and/or inactions shall constitute Events of Default under this Note: The occurrence of an Event of Default under the Loan Agreement

BANK'S RIGHTS UPON DEFAULT. Should any one or more Events of Default occur or exist under this Note as provided above, Bank shall have the right, at its sole option, to declare formally this Note to be in default and to accelerate the maturity and insist upon immediate payment in full of the unpaid principal balance then outstanding under this Note, plus accrued interest, together with reasonable attorneys' fees, costs, expenses and other fees and charges as provided in the Loan Agreement.

INTEREST AFTER DEFAULT. If Bank declares this Note to be in default, based upon an Event of Default, Bank has the right prospectively to adjust and fix the simple interest rate under this Note until this Note is paid in full, to eighteen (18%) percent per annum (the "Post-Default Rate")

ATTORNEYS' FEES. If Bank refers this Note to an attorney for collection, or files suit against Debtor to collect this Note, or if Debtor files for bankruptcy or other relief from creditors, Debtor agrees to pay Bank's reasonable attorneys' fees in an amount not exceeding 25.000% of the unpaid debt then owing under this Note.

NSF CHECK CHARGES. In the event that Debtor makes any payment under this Note by check and Debtor's check is returned to Bank unpaid due to nonsufficient funds in my deposit account, Debtor agrees to pay Bank an additional NSF check charge equal to $15.00.

FINANCIAL STATEMENTS. Debtor agrees to provide Bank with such financial statements and other related information at such frequencies and in such detail as Bank may reasonably request as set forth in the Loan Agreement.

GOVERNING LAW. Debtor agrees that this Note and the loan evidenced hereby shall be governed under the laws of the State of Louisiana. Specifically, this business or commercial Note is subject to La. R.S. 9:3509 et seq.

WAIVERS. To the extent permitted by applicable law, Debtor and each guarantor of this Note hereby waive presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion, and severally agree that their obligations and liabilities to Bank hereunder shall be on a "solidary" or "joint and several" basis. Debtor and each guarantor further severally agree that discharge or release of any party who is or may be liable to Bank for the indebtedness represented hereby shall not have the effect of releasing any other party or parties, who shall remain liable to Bank Debtor and each guarantor additionally agree that Bank's acceptance of payment other than in accordance with the terms of this Note, or Bank's subsequent agreement to extend or modify such repayment terms, or Bank's failure or delay in exercising any rights or remedies granted to Bank shall likewise not have the effect of releasing Debtor or any other party or parties from their respective obligations to Bank, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Bank to exercise any of the rights and remedies granted to Bank shall not have the effect of waiving any of Bank's rights and remedies. Any partial exercise of any rights and/or remedies granted to Bank shall furthermore not be construed as a waiver of any other rights and remedies; it being Debtor's intent and agreement that Bank's rights and remedies shall be cumulative in nature. Debtor and each guarantor further agree that, should any Event of Default occur or exist under this Note, any waiver or forbearance on the part of Bank to pursue the rights and remedies available to Bank, shall be binding upon Bank only to the extent that Bank specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Bank as to one default event shall not be construed as a waiver or forbearance as to any other default. Debtor and each guarantor of this Note further agree that any late charges provided for under this Note will not be charges for deferral of time for payment and will not and are not intended to compensate Bank for a grace or cure period, and no such deferral, grace or cure period has or will be granted to Debtor in return for the imposition of any late charge. Debtor recognizes that Debtor's failure to make timely payment of amounts due under this Note will result in damages to Bank, including but not limited to Bank's loss of the use of amounts due, and Debtor agrees that any late charges imposed by Bank hereunder will represent reasonable compensation to Bank for such damages.

SUCCESSORS AND ASSIGNS LIABLE. Debtor's and each guarantor's obligations and agreements under this Note shall be binding upon Debtor's and each guarantor's respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Bank under this Note shall inure to the benefit of Bank's successors and assigns, as well as to any subsequent holder or holders of this Note.

CAPTION HEADINGS. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BANK, AGENT AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY BANK, AGENT OR BORROWER AGAINST THE OTHER TO THE EXTENT PERMITTED BY APPLICABLE LAW.

BORROWER:

TANGER PROPERTIES LIMITED PARTNERSHIP



BY: TANGER FACTORY OUTLET CENTERS, INC.

         BY: ___________________________________
                  Stanley K. Tanger
                  Chairman of Board
                  Chief Executive Officer

                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT, dated as of August 13, 1997(the "Guaranty"), is given by TANGER FACTORY OUTLET CENTERS, INC., a North Carolina corporation (the "Guarantor"); and extended to FIRST NATIONAL BANK OF COMMERCE, a national banking association, with its principal offices located in New Orleans, Louisiana, in its capacity as agent under the Loan Agreement (defined below) (in such capacity, the "Agent") and in favor of each bank or other institution (each, a "Bank" and collectively, the "Banks") now or hereafter party to the Loan Agreement, for the benefit of TANGER PROPERTIES LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of North Carolina (the "Debtor").

                                    RECITALS:

         1. The Banks have agreed to make loans (the "Loans") of up to $20,000,000.00 to Debtor pursuant to the terms and conditions of notes executed pursuant to the Loan Agreement dated October 14, 1996 among Debtor, Agent, and Banks, as amended by First Amendment to Loan Agreement dated as of August 13, 1997 among the same parties (as so amended, and as hereafter amended, modified, renewed or extended from time to time, the "Loan Agreement") as amended, modified, renewed, or extended from time to time (the "Notes"). All of the definitions used in the Notes and the Loan Agreement are hereby incorporated herein by reference and shall have the meaning set forth in the Notes and the Loan Agreement unless otherwise defined herein. References herein to the "Loans" and to the "Related Documents" refer to the Loans defined above and to the Related Documents as defined in the Loan Agreement.

         2. The Guarantor is the sole general partner of the Debtor.

         3. Without this Guaranty the Banks would be unwilling to make the Loans to Debtor.

         4. Because of the direct benefit to the Guarantor from the loans to the Debtor, the Guarantor agrees to guarantee to the Banks the obligations of the Debtor as set forth herein.

         5. This Guaranty is executed in substitution for and increase of that certain Guaranty executed by Guarantor dated October 14, 1996.

         NOW THEREFORE, in consideration of the Banks entering into the Loan Agreement and making the Loans to Debtor, and subject to the covenants and conditions of Item 19 below:

         1. Guaranty of Payment. The Guarantor hereby unconditionally guarantees to the Agent and the Banks the payment, when due, by acceleration or otherwise, of the Indebtedness. For the purposes hereof, the term "Indebtedness" shall include any and all indebtedness of the Debtor to the Agent and the Banks evidenced by the Notes and the Loan Agreement and the Related Documents or arising in connection with the Loans, including without limitation, all principal, interest, fees and expenses, whether existing now or arising hereafter, as such Notes, Loan Agreement and Related Documents may be modified, extended, or renewed from time to time. The guaranty of the

Guarantor as set forth in this section is a guaranty of payment and not of collection.

         2. Guaranty of Performance. The Guarantor additionally unconditionally guarantees to the Agent and the Banks the timely performance of all other obligations of the Debtor under the Loan Agreement and all of the Related Documents.

         In the event of the occurrence of an Event of Default as defined in the Loan Agreement relating to any of the foregoing conditions, and without the necessity of any notice from the Agent or the Banks to the Guarantor, the Guarantor agrees to indemnify and hold the Agent and the Banks harmless from any and all loss, cost, liability or expense the Agent and the Banks may suffer by reason of any such event. The Agent and the Banks shall accept performance by the Guarantor of the Debtor's obligations under the Loan Agreement and the Related Documents, and so long as all of said obligations are being performed by the Debtor or the Guarantor, the Agent and the Bank will make the Loan proceeds available under the terms of the Loan Agreement, the Notes, and the Related Documents. The obligation and liability of the Guarantor under this Section 2 shall not be limited or restricted by the existence of (or limitation on) the guaranty of payment under Section 1.

         3. Subordination. Upon the occurrence and during the continuance of any Event of Default as defined in the Loan Agreement, no payments shall be made by Debtor or received by the Guarantor on any indebtedness, now or hereafter existing, of the Debtor to the Guarantor.

         4. Waiver of Rights. The Guarantor expressly waives: (a) notice of acceptance of this Guaranty by the Banks and of all extensions of credit pursuant to the Loan Agreement, the Notes, and the Related Documents to the Debtor by the Banks; (b) presentment and demand for payment of any of the Indebtedness; (c) protest and notice of dishonor or of default to the Guarantor or to any other party with respect to the Indebtedness; (d) demand for payment under this Guaranty; and (e) any right to assert against the Agent or the Banks, as a defense, counterclaim, set-off, or cross-claim any defense (legal or equitable), set-off, counterclaim or claim which the Guarantor may now or hereafter have against the Agent or the Banks or the Debtor, but such waiver shall not prevent the Guarantor from asserting against the Agent or the Banks in a separate action, any claim, action, cause of action, or demand that the Guarantor might have, whether or not arising out of this Guaranty.

         5. Primary Liability of the Guarantor. The Guarantor agrees that this Guaranty may be enforced by the Agent for the benefit of the Banks and Guarantor waives all rights of division and discussion. The Guarantor further agrees that nothing contained herein shall prevent the Agent, for the benefit of the Banks, from suing on the Note or from exercising any other rights available to it under the Notes, the Loan Agreement, or any other instrument evidencing the Indebtedness if neither the Debtor nor the Guarantor timely performs the obligations of the Debtor thereunder, and the exercise of any of the aforesaid rights shall not constitute a discharge of any of the Guarantor's obligations hereunder; it being the purpose and intent of the Guarantor that the Guarantor's obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither the Guarantor's obligations under the Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Debtor or any co-guarantor or by reason of the Debtor's or any co-guarantor's bankruptcy or insolvency. The Guarantor acknowledges that the term "Indebtedness" as used herein includes any payments made by the Debtor to the Banks and subsequently recovered by the Debtor or a trustee for the Debtor pursuant to the Debtor's bankruptcy or insolvency. At any time the Agent, for the benefit of the Banks, is entitled to exercise its remedies hereunder, it may in its discretion elect to demand payment or performance. In the event the Agent, for the benefit of the Banks, elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Indebtedness has been paid in full. In the event the Agent, for the benefit of the Banks, elect to demand payment, it shall at all times thereafter have the right to demand performance until all of the Indebtedness has been paid in full.

         6. Waiver of Subrogation Rights. The Guarantor agrees that (i) during the period prior to the payment in full of the Indebtedness the Guarantor shall have no rights of subrogation, reimbursement, contribution or indemnity whatsoever against Debtor for the Guarantor's payment to the Agent or any Bank of the Guarantor's obligation under this Guaranty (hereinafter referred to as the "Rights"), and (ii) the Guarantor waives and renounces but only during the period set forth in (i) above any Rights the Guarantor has or may have against the Debtor for the Guarantor's payment to the Agent or any Bank of Guarantor's obligations under this Guaranty. This waiver is expressly intended to prevent the existence of any claim (as defined in the Bankruptcy Code) in respect of such Rights by the Guarantor and to prevent the Guarantor from being a creditor of Debtor due to such Rights unless the Bank has received payment in full of the Indebtedness.

         7. Attorney's Fees and Costs of Collection. If at any time or times hereafter the Agent or the Banks employ counsel to pursue collection, to intervene, to sue for enforcement of the terms hereof or of the Loan Agreement, the Notes, or the Related Documents, or to file a petition, complaint, answer, motion or other pleading in any suit or proceeding relating to this Guaranty or the Loan Agreement, the Notes, or the Related Documents, then in such event, all of the reasonable attorneys' fees relating thereto shall be an additional liability of the Guarantor to the Agent and the Banks, payable on demand.

         8. Term of Guaranty; Warranties. This Guaranty shall continue in full force and effect until the Indebtedness is fully paid. This Guaranty covers the Indebtedness whether presently outstanding or arising subsequent to the date hereof including all amounts advanced by the Banks in stages or installments and all revolving credit loans and advances made pursuant to the Loan Agreement, the Notes, or the Related Documents. The Guarantor warrants and represents to the Agent and the Banks, (i) that this Guaranty is binding upon and enforceable against the Guarantor, in accordance with its terms, (ii) that the execution and delivery of this Guaranty do not violate or constitute a breach of any agreement to which the Guarantor is a party or of any applicable laws, (iii) that there is no litigation, claim, action or proceeding pending, or to the best knowledge of the Guarantor, threatened against the Guarantor which would materially adversely affect the financial condition of the Guarantor or its ability to fulfill its obligations hereunder. Guarantor agrees to submit annually to the Agent current financial statements in the same form and with the same substance and level of detail required of the Debtor pursuant to the Loan Agreement. Guarantor agrees to promptly inform the Agent of the adverse determination of any litigation, claim, action or proceeding or the institution of any litigation, claim, action or proceeding against Guarantor which does or could materially adversely affect the financial condition of the Guarantor or its ability to fulfill its obligations hereunder. This Guaranty is binding on and enforceable against the Guarantor, its successors and assigns. The Guarantor represents and warrants that (i) it is a corporation duly organized, existing and in good standing under the laws of the State of North Carolina, with stock outstanding that has been duly and validly issued, (ii) it has the corporate power, authority and legal right to carry on the business now being conducted by it and to engage in the transactions contemplated by this Guaranty and the Loan Documents, and (iii) the execution and delivery of this Guaranty and the performance and observance of the provisions hereof have been duly authorized by all necessary corporate and, if required, stockholder action.

         9. Further Representations and Warranties. The Guarantor further represents to the Agent and the Banks that the Guarantor has knowledge of the Debtor's financial condition and affairs and represents and agrees that it will keep so informed while this Guaranty is in force. The Guarantor agrees that the Agent and the Banks will have no obligation to investigate the financial condition or affairs of the Debtor for the benefit of the Guarantor nor to advise the Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Debtor which might come to the knowledge of the Agent and the Banks at any time, whether or not the Agent and the Banks know or believe or have reason to know or believe that any such fact or change is unknown to the Guarantor or might (or does) materially increase the risk of the Guarantor as guarantor or might (or would) affect the willingness of the Guarantor to continue as guarantor with respect to the Indebtedness.

         10. Additional Liability of the Guarantor. If the Guarantor is or becomes liable for any indebtedness owing by the Debtor to the Agent and the Banks by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or reduced hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed and the Guarantor's liability hereunder shall not be in any manner impaired or reduced thereby.

         11. Cumulative Rights. All rights of the Agent and the Banks hereunder or otherwise arising under any documents executed in connection with the Indebtedness are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of the Agent and the Banks and without affecting or impairing the liability of the Guarantor.

         12. Usury. Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from the Guarantor of interest in excess of the maximum rate or amount that the Guarantor may be required or permitted to pay pursuant to any applicable law.

         13. Multiple Counterparts; Pronouns; Captions; Severability. This Guaranty may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute but one and the same document. The pronouns used in this instrument shall be construed as masculine, feminine or neuter as the occasion may require. Captions are for reference only and in no way limit the terms of this Guaranty. Invalidation of any one or more of the provisions of this Guaranty shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

         14. Bank Assigns. This Guaranty is intended for and shall inure to the benefit of the Agent and each Bank and each and every person who shall from time to time be or become the "Agent" under the Loan Agreement or the owner or holder of any of the Indebtedness, and each and every reference herein to the "Agent" shall include successors and assigns of First National Bank of Commerce in such capacity and every reference herein to "Bank" shall include and refer to each and every successor or assignee of the Bank at any time holding or owning any part of or interest in any part of the Indebtedness.

         This Guaranty shall be transferable and negotiable with the same force and effect, and to the same extent, that the Indebtedness is transferable and negotiable, it being understood and stipulated that upon assignment or transfer by the Agent of its rights and duties under the Loan Agreement or by any Bank of any of the Indebtedness, the successor Agent under the Loan Agreement, or the legal holder or owner of said Indebtedness (or a part thereof or interest therein thus transferred or assigned by the Bank), as the case may be, shall (except as otherwise stipulated by the Bank in its assignment) have and may exercise all of the rights granted to the Agent or such Bank under this Guaranty to the extent of that part of or interest in the Indebtedness thus assigned or transferred to said person. The Guarantor expressly waives notice of transfer or assignment of the Indebtedness, or any part thereof, or of the rights of the Agent or such Bank hereunder. Failure to give notice will not affect the liability of the Guarantor hereunder.

         15. Application of Payments. The Banks may apply any payments received by it from any source against that portion of the Indebtedness (principal, interest, court costs, attorneys' fees or other) in such priority and fashion as it may deem appropriate.

         16. Notices. All notices required to be given hereunder shall be in writing and shall be deemed served at the earlier of (i) receipt or (ii) seventy-two (72) hours after deposit in registered, certified or first-class United States mail, postage prepaid, or (iii) upon delivery when deposited with Federal Express, Airborne Express, or other similar courier providing next-day deliveries, in each case, addressed to the parties at the following addresses, or such other addresses as may from time to time be designated by written notice given as herein required:

                  to the Guarantor:

                  Tanger Factory Outlet Centers, Inc.
                  1400 West Northwood Street [zip 27408]
                  P.O. Box 29168
                  Greensboro, North Carolina 27429
                  Attention: Mr. Stanley K. Tanger
                     and Ms. Rochelle Simpson
                  to the Agent or the Banks:

                  Mr. Stephen M. Valdes
                  Vice President
                  Hospitality Division
                  First National Bank of Commerce
                  201 St. Charles Avenue
                  28th Floor
                  New Orleans, LA 70170

Personal delivery to any officer, agent or employee of a party at its address herein shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Notwithstanding the foregoing, no notice of change of address shall be effective until the date of receipt thereof. This section shall not be construed in any way to affect or impair any waiver of notice of demand herein provided or to require giving of notice or demand to or upon the Guarantor in any situation or for any reason.

         17. Governing Law. This Guaranty shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of Louisiana. The Guarantor, the Agent, and the Banks agree that any dispute arising out of this Guaranty shall be subject to the jurisdiction of both the state and federal courts in the States of Louisiana or North Carolina, and acknowledges that Agent shall have the sole and complete discretion regarding the selection of which of the two jurisdictions in which it will elect to bring suit. For that purpose, the Guarantor hereby submits to the jurisdiction of the state and federal courts of the States of Louisiana and North Carolina. The Agent and the Banks agree that they will not seek to enforce this Guaranty in any other jurisdiction, so long as Guarantor is domiciled in North Carolina and is subject to service of process in the State of Louisiana. The Guarantor further agrees to accept service of process out of any of the before mentioned courts in such dispute by registered or certified mail addressed to the Guarantor.

         18. Federal Tax Identification Number. The Guarantor hereby certifies to the Bank that the Guarantor's federal tax identification number is 56-1815473.

         19. Bank Covenants. Notwithstanding any other provisions of this Guaranty by accepting this Guaranty Agent and each Bank warrants, covenants and agrees as follows: (a) no Bank may enforce any rights under this Guaranty directly, but all rights hereunder shall be enforced solely by and through the Agent; (b) such Bank will not authorize or direct Agent, on its behalf, to institute an action against the Guarantor or exercise any of such Bank's remedies under this Guaranty unless and until an Event of Default (as defined in the Loan Agreement) has occurred and is continuing; (c) the Loan may be prepaid in full without penalty (other than any payments due as a result of prepaying a LIBOR Rate Loan (as defined in the Loan Agreement) prior to the termination of the then applicable Interest Period (as defined in the Loan Agreement)) at any time during which an Event of Default has occurred and is continuing; and (d) such Bank will not authorize or direct Agent, on its behalf, to enforce its rights against the Guarantor, unless in the same proceeding, the

Agent shall also seek recovery (unless Agent is prohibited, temporarily or permanently, by bankruptcy, dissolutions, injunction inability to achieve service of process or other similar legal impediment) from the Debtor of any outstanding balance due on the Indebtedness. Nothing herein shall limit Banks' rights against Guarantor to pursue only a deficiency judgment or otherwise obligate Banks to take actions other than as set forth above.



         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty under seal as of the day and year first above written.

                                 TANGER FACTORY OUTLET CENTERS, INC.

[CORPORATE SEAL]
                                 BY: _____________________________________
ATTEST:                                   Stanley K. Tanger
                                          Chairman of the Board
                                          Chief Executive Officer

-------------------------
        Secretary